UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2025

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A common stock	LBRDA	The Nasdaq Stock Market LLC
Series C common stock	LBRDK	The Nasdaq Stock Market LLC
Series A Cumulative Redeemable preferred stock	LBRDP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange 240.13e- 4(c))

Item 7.01. Regulation FD Disclosure

In connection with, and in furtherance of, the previously announced spin-off of GCI Liberty, Inc., a Nevada corporation (“GCI Liberty”), from Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband”), on May 5, 2025, Liberty Broadband entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with GCI Liberty, and each of Janus Henderson Income ETF, a series of the Detroit Street Trust, a Delaware Business Trust, and Janus Henderson Multi-Sector Income Fund, a series of the Janus Investment Fund, a Massachusetts Business Trust (collectively, the “Buyers”), whereby, subject to the terms thereof, Liberty Broadband will sell 10,000 shares of GCI Liberty’s 12% Series A Cumulative Redeemable Non-Voting Preferred Stock, par value $0.01 per share (the “Shares”), to the Buyers in exchange for $10 million (the “Transaction”).

The closing of the Transaction is conditioned on, among other things, the satisfaction (or, if permissible, waiver) of (i) the absence of any order or law prohibiting the consummation of the Transaction and (ii) the completion of an internal reorganization of Liberty Broadband and GCI Liberty, pursuant to which Liberty Broadband will transfer certain assets, including 100% of the outstanding equity interests in GCI, LLC, to GCI Liberty in exchange for GCI Liberty stock, including the Shares, and the assumption of certain liabilities (collectively, the “Reorganization”). In connection with such Reorganization, GCI Liberty will file a Certificate of Designations with the Secretary of State of the State of Nevada setting forth the rights, preferences and privileges of the Shares (the “Certificate of Designations”).

The Shares will be subject to, among other things, mandatory redemption on the date that is seven years after the date the Shares are first issued (the “Scheduled Redemption Date”) to Liberty Broadband in the Reorganization (the “Original Issuance Date”) at a price equal to the liquidation price plus all unpaid dividends (whether or not declared) on such shares accrued from (and including) the most recent dividend payment date to (but not including) (i) the Scheduled Redemption Date or (ii) in the case of Shares that remain outstanding following the Scheduled Redemption Date, the date on which such shares are redeemed pursuant to the Certificate of Designations. As of any date of determination, the “liquidation price” of each Share is equal to the sum of (i) $1,000, plus (ii) all accrued and unpaid dividends (whether or not declared) that have been added to and then remain part of the liquidation price as of such date pursuant to the Certificate of Designations.

At the option of GCI Liberty by action of the board of directors of GCI Liberty, on or after the fifth anniversary of the Original Issuance Date and prior to the Scheduled Redemption Date, GCI Liberty may redeem all or a portion of the outstanding Shares (an “Optional Redemption”), at a price per share equal to the sum of the liquidation price plus all unpaid dividends (whether or not declared) accrued from (and including) the most recent dividend payment date but not including the date of such Optional Redemption.

This Current Report on Form 8-K is being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2025

LIBERTY BROADBAND CORPORATION

By:	/s/ Craig Troyer
Name: Craig Troyer
Title: Senior Vice President